                                                      COMMISSION FILE NO. 1-8606

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K


                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS AND
                                 SECURITY PLAN

                            (NON-SALARIED EMPLOYEES)
 (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF
                            THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
 (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF
                        ITS PRINCIPAL EXECUTIVE OFFICE)


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BELL ATLANTIC
SAVINGS AND SECURITY PLAN
(NON-SALARIED EMPLOYEES)







FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

                    BELL ATLANTIC SAVINGS AND SECURITY PLAN

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

                                                                    PAGE(S)
FINANCIAL STATEMENTS:                                               -------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at Decem-
   ber 31, 1995 and 1994........................................       3-4
  Statements of Changes in Net Assets Available for Plan Bene-
   fits for the years ended December 31, 1995 and 1994 .........       5-6
  Notes to Financial Statements.................................      7-12
Signature.......................................................        13
Bell Atlantic Master Savings Trust Schedule of Investments--De-
 cember 31, 1995................................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
- --------                                                         --------------
Consent of Independent Accountants .............................        24

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Treasurer
Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of investments as of December 31, 1995 on pages S1 to S4 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The schedule of investments and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 19, 1996

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                      ---------------------------------------------------------------------------- -------------------------
                                                                                   .
                                                             U.S.     U.S.   INTERNATIONAL                          ESOP
                      BELL ATLANTIC  GOVERNMENT  INTEREST    BOND    EQUITY     EQUITY             BELL ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME    MARKET    INDEX      INDEX      LOAN      SHARES       SHARES
                          FUND          FUND       FUND   INDEX FUND  FUND       FUND       FUND       FUND         FUND
      ASSETS:         ------------- ------------ -------- ---------- ------- ------------- ------- ------------- -----------
Allocated share of
Master Trust net
investments
(Note 4)............    $772,673       $7,659    $294,823   $6,872   $28,215    $9,835     $33,634   $268,820     $224,108
Allocations and
contributions
receivable..........       1,320           27         472       26       148        41         --       5,282          --
Fund, plan and other
transfers
receivable--net.....         --           --          --         3       232       --          249        --           --
Prepaid expenses....         --           --          --       --        --        --          --         --           397
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Assets....     773,993        7,686     295,295    6,901    28,595     9,876      33,883    274,102      224,505
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --       --        --        --          --         --       191,765
Accrued interest....         --           --          --       --        --        --          --         --         7,834
Fund, plan and other
transfers payable--
net.................       1,757          137         801      --        --         54         --         --           --
Administrative
expenses payable....         523            3         366        7         2         7         --         165           36
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Liabili-
    ties............       2,280          140       1,167        7         2        61         --         165      199,635
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
Net assets available
for Plan benefits
(Note 3)............    $771,713       $7,546    $294,128   $6,894   $28,593    $9,815     $33,883   $273,937     $ 24,870
                        ========       ======    ========   ======   =======    ======     =======   ========     ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments
(Note 4)............  $1,646,639
Allocations and
contributions
receivable..........       7,316
Fund, plan and other
transfers
receivable--net.....         484
Prepaid expenses....         397
                      ----------
    Total Assets....   1,654,836
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     191,765
Accrued interest....       7,834
Fund, plan and other
transfers payable--
net.................       2,749
Administrative
expenses payable....       1,109
                      ----------
    Total Liabili-
    ties............     203,457
                      ----------
Net assets available
for Plan benefits
(Note 3)............  $1,451,379
                      ==========

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              DECEMBER 31, 1994*

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                      ---------------------------------------------------------------------------- -------------------------
                                                                                   .
                                                             U.S.     U.S.   INTERNATIONAL                          ESOP
                      BELL ATLANTIC  GOVERNMENT  INTEREST    BOND    EQUITY     EQUITY             BELL ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME    MARKET    INDEX      INDEX      LOAN      SHARES       SHARES
                          FUND          FUND       FUND   INDEX FUND  FUND       FUND       FUND       FUND         FUND
      ASSETS:         ------------- ------------ -------- ---------- ------- ------------- ------- ------------- -----------
Allocated share of
Master Trust net
investments
(Note 4)............    $560,152       $6,530    $269,764   $4,872   $14,197    $6,947     $30,420   $173,881     $197,064
Allocations and
contributions
receivable..........       1,223           70       1,758       50       203       113         --       4,890          --
Fund, plan and other
transfers
receivable--net.....       6,432          --          339      --        --        --          --         --           --
Prepaid expenses....         --           --          --       --        --        --          --         --           496
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Assets....     567,807        6,600     271,861    4,922    14,400     7,060      30,420    178,771      197,560
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --       --        --        --          --         --       220,063
Accrued interest....         --           --          --       --        --        --          --         --         8,990
Fund, plan and other
transfers payable--
net.................         --           220         --        64        34         2          34        --           --
Administrative
expenses payable....         718           11         583       12        55        10         --         265           25
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Liabili-
    ties............         718          231         583       76        89        12          34        265      229,078
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
Net assets available
(deficit) for Plan
benefits (Note 3)...    $567,089       $6,369    $271,278   $4,846   $14,311    $7,048     $30,386   $178,506     $(31,518)
                        ========       ======    ========   ======   =======    ======     =======   ========     ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments
(Note 4)............  $1,263,827
Allocations and
contributions
receivable..........       8,307
Fund, plan and other
transfers
receivable--net.....       6,771
Prepaid expenses....         496
                      ----------
    Total Assets....   1,279,401
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     220,063
Accrued interest....       8,990
Fund, plan and other
transfers payable--
net.................         354
Administrative
expenses payable....       1,679
                      ----------
    Total Liabili-
    ties............     231,086
                      ----------
Net assets available
(deficit) for Plan
benefits (Note 3)...  $1,048,315
                      ==========

* Certain amounts have been reclassified for comparative purposes.

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                     ------------------------------------------------------------------------------ -----------------------
                                   GOVERNMENT                                 INTERNATIONAL                        ESOP
                     BELL ATLANTIC   MONEY    INTEREST U.S. BOND  U.S. EQUITY    EQUITY                BELL     UNALLOCATED
                        SHARES       MARKET    INCOME    MARKET      INDEX        INDEX      LOAN    ATLANTIC     SHARES
                         FUND         FUND      FUND   INDEX FUND    FUND         FUND       FUND   SHARES FUND    FUND
                     ------------- ---------- -------- ---------- ----------- ------------- ------- ----------- -----------
Net assets
available (deficit)
for Plan benefits,
December 31, 1994..    $567,089      $6,369   $271,278   $4,846     $14,311      $7,048     $30,386  $178,506    $(31,518)
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Employee
contributions......      33,308       1,244     29,477    1,000       3,937       2,004         --        --          --
Employing company
contributions and
allocations........         197         --         --       --          --          --          --     12,034      28,654
Transfer of ESOP
Shares and
participants'
balances--net......     (25,348)        347      1,456      387       5,457         (21)      2,447    28,090     (19,787)
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Total
   allocations,
   contributions
   and transfers...       8,157       1,591     30,933    1,387       9,394       1,983       2,447    40,124       8,867
Allocated share of
Master Trust net
investment
activities (Note
4).................     232,031         410     17,306      949       6,034       1,295       1,984    76,906      63,962
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Net additions...     240,188       2,001     48,239    2,336      15,428       3,278       4,431   117,030      72,829
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Less: Distributions
to participants....      34,412         805     24,814      273       1,102         489         934    21,237         --
   Interest
   expense.........         --          --         --       --          --          --          --        --       16,279
   Amortization of
   capitalized ESOP
   expenses........         --          --         --       --          --          --          --        --           99
   Administrative
   expenses........       1,152          19        575       15          44          22         --        362          63
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Total
   deductions......      35,564         824     25,389      288       1,146         511         934    21,599      16,441
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Net assets
available for Plan
benefits, December
31, 1995 (Note 3)..    $771,713      $7,546   $294,128   $6,894     $28,593      $9,815     $33,883  $273,937    $ 24,870
                       ========      ======   ========   ======     =======      ======     =======  ========    ========
                       TOTAL
                     -----------
Net assets
available (deficit)
for Plan benefits,
December 31, 1994..  $1,048,315
                     -----------
Employee
contributions......      70,970
Employing company
contributions and
allocations........      40,885
Transfer of ESOP
Shares and
participants'
balances--net......      (6,972)
                     -----------
   Total
   allocations,
   contributions
   and transfers...     104,883
Allocated share of
Master Trust net
investment
activities (Note
4).................     400,877
                     -----------
   Net additions...     505,760
                     -----------
Less: Distributions
to participants....      84,066
   Interest
   expense.........      16,279
   Amortization of
   capitalized ESOP
   expenses........          99
   Administrative
   expenses........       2,252
                     -----------
   Total
   deductions......     102,696
                     -----------
Net assets
available for Plan
benefits, December
31, 1995 (Note 3)..  $1,451,379
                     ===========

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1994*

                            (DOLLARS IN THOUSANDS)

                                                                                              NON-PARTICIPANT
                                             PARTICIPANT DIRECTED                                 DIRECTED
                     ---------------------------------------------------------------------- ---------------------
                       BELL    GOVERNMENT           U.S. BOND  U.S.   INTERNATIONAL           BELL       ESOP
                     ATLANTIC    MONEY    INTEREST   MARKET   EQUITY     EQUITY             ATLANTIC  UNALLOCATED
                      SHARES     MARKET    INCOME     INDEX    INDEX      INDEX      LOAN    SHARES     SHARES
                       FUND       FUND      FUND      FUND     FUND       FUND       FUND     FUND       FUND       TOTAL
                     --------  ---------- --------  --------- ------- ------------- ------- --------  ----------- ----------
Net assets
available for Plan
benefits, December
31, 1993...........  $642,767    $5,769   $250,832   $4,647   $11,498    $3,800     $25,284 $173,505   $ 18,891   $1,136,993
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
Employee
contributions......    35,988     1,027     28,900      812     3,112     1,521         --       --         --        71,360
Employing company
contributions and
allocations........       449       --         --       --        --        --          --    11,257     26,974       38,680
Transfer of ESOP
Shares and
participants'
balances--net......   (12,256)     (236)    (2,902)    (229)      442     1,661       3,792   28,223    (22,850)      (4,355)
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
   Total
   allocations,
   contributions
   and transfers...    24,181       791     25,998      583     3,554     3,182       3,792   39,480      4,124      105,685
Allocated share of
Master Trust net
investment
activities (Note
4).................   (68,052)      255     15,554     (137)       52       331       1,751  (21,178)   (32,640)    (104,064)
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
   Net additions...   (43,871)    1,046     41,552      446     3,606     3,513       5,543   18,302    (28,516)       1,621
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
Less: Distributions
to participants....    30,738       428     20,567      233       764       249         441   13,012        --        66,432
   Interest
   expense.........       --        --         --       --        --        --          --       --      21,725       21,725
   Amortization of
   capitalized ESOP
   expenses........       --        --         --       --        --        --          --       --         100          100
   Administrative
   expenses........     1,069        18        539       14        29        16         --       289         68        2,042
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
   Total
   deductions......    31,807       446     21,106      247       793       265         441   13,301     21,893       90,299
                     --------    ------   --------   ------   -------    ------     ------- --------   --------   ----------
Net assets
available (deficit)
for Plan benefits,
December 31, 1994
(Note 3)...........  $567,089    $6,369   $271,278   $4,846   $14,311    $7,048     $30,386 $178,506   $(31,518)  $1,048,315
                     ========    ======   ========   ======   =======    ======     ======= ========   ========   ==========

* Certain amounts have been reclassified for comparative purposes.

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan" or "BASSP") provides only general information on the Plan's provisions as of December 31, 1995. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular non-salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Prior to May 1, 1993, employees who had at least one year of service were eligible to make tax-deferred or after-tax contributions to the Plan. Effective May 1, 1993, employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees also become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan. In 1995 and 1994, Bell Atlantic and its participating subsidiaries made additional contributions of $12,231,000 and $11,756,000, respectively.

  Eligible employees may authorize basic contributions of $5 to $45 per week, which is as much as 5% to 7% of the basic weekly rate, and supplementary contributions up to an amount which, when added to the basic contribution, is not more than 16% of the employee's weekly rate. Bell Atlantic makes employer matching contributions in an amount generally equal to 66 2/3% of basic contributions. One participating subsidiary makes employer matching contributions equal to 37 1/2% of basic contributions. Participants may invest their contributions in a Bell Atlantic Shares Fund, a U.S. Equity Index Fund ("USEF"), an International Equity Index Fund ("IEIF"), a U.S. Bond Market Index Fund ("BNDF"), an Interest Income Fund ("IIF"), or a Government Money Market Fund ("GMMF"). Employer matching contributions are invested only in the Bell Atlantic Shares Fund until employees reach age 55 and ten years of service.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan. Forfeitures were $72,656 and $17,041 in 1995 and 1994, respectively.

  The assets of the Plan are commingled for investment purposes in the Bell Atlantic Master Savings Trust (the "Master Trust") with the assets of the Bell Atlantic Savings Plan for Salaried Employees ("BASP").

  The Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The repayment period for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and Master Trust are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Master Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although it has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Master Trust's trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the USEF, the INTF, and the BNDF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the IIF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Master Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  The Plan participates in certain commingled investment funds. The funds' managers utilize futures and foreign currency forward contracts to minimize transaction costs and the effect of cash flows (such as contributions, transfers, and distributions) on the funds' investment performance. Futures contracts are fully collateralized and are marked to market daily. Foreign currency forward contracts are matched with the settlement of purchases and sales of foreign securities and are also marked to market daily.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31, were as follows:

                                       1995                              1994
                         --------------------------------- ---------------------------------
                           NUMBER OF     NUMBER     VALUE    NUMBER OF     NUMBER     VALUE
                           EMPLOYEES       OF        PER     EMPLOYEES       OF        PER
                         PARTICIPATING    UNITS     UNIT   PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------- ------------- ----------- -------
Bell Atlantic Shares
 Fund...................    40,622     188,280,872 $5.4372    41,775     182,342,498 $4.0492
Government Money Market
 Fund...................     2,593       5,525,915  1.3132     2,376       4,978,550  1.2409
Interest Income Fund....    26,908      59,861,824  4.7950    27,891      59,556,987  4.5207
U.S. Bond Market Index
 Fund...................     2,439       5,022,478  1.3536     2,015       4,215,705  1.1472
U.S. Equity Index Fund..     4,887      13,991,532  2.0217     3,975       9,620,307  1.4871
International Equity
 Index Fund.............     3,037       6,466,550  1.4988     2,467       5,165,442  1.3566
Loan Fund...............     8,278             --      --      7,338             --      --

  At December 31, 1994, 33,871 participants were actively contributing to the Plan; 10,372 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

  BASSP'S SHARE OF MASTER TRUST NET ASSETS

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1995   1994
                                                                   -----  -----
     Bell Atlantic Shares Fund (for the BASP).....................   --     --
     Bell Atlantic Shares Fund (for the BASSP).................... 100.0% 100.0%
     Government Money Market Fund.................................   7.8%   6.8%
     Interest Income Fund (for the BASP)..........................   --     --
     Interest Income Fund (for the BASSP)......................... 100.0% 100.0%
     U.S. Bond Market Index Fund..................................  13.6%  12.8%
     U.S. Equity Index Fund.......................................   7.9%   6.0%
     International Equity Index Fund..............................  13.6%  11.1%
     Loan Fund (for the BASP).....................................   --     --
     Loan Fund (for the BASSP).................................... 100.0% 100.0%
     ESOP Unallocated Shares Fund (for the BASP)..................   --     --
     ESOP Unallocated Shares Fund (for the BASSP)................. 100.0% 100.0%

  At December 31, the financial position of the Master Trust was as follows:

                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............ $ 1,137,316 $   860,361
    Temporary cash investments.........................      20,610      12,656
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............   1,027,268     710,249
    Temporary cash investments.........................      16,054      26,074
   Government Money Market Fund:
    Temporary cash investments.........................      97,702      96,256
   Interest Income Fund--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     491,715     540,659
    Temporary cash investments.........................      80,448       3,105
   Interest Income Fund--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     253,352     269,687
    Temporary cash investments.........................      39,980         476
   U.S. Bond Market Index Fund:
    Fund shares........................................      48,356      38,440
    Temporary cash investments.........................       2,164          68
   U.S. Equity Index Fund:
    Fund shares........................................     341,186     239,178
    Temporary cash investments.........................      17,040         917
   International Equity Index Fund:
    Fund shares........................................      70,788      62,152
    Temporary cash investments.........................       1,334         811
   Loan Fund--BASP:
    Loans receivable from participants.................      45,179      47,690
   Loan Fund--BASSP:
    Loans receivable from participants.................      33,634      30,420
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     347,845     305,841
    Temporary cash investments.........................      13,605      13,680
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     215,532     191,615
    Temporary cash investments.........................       6,652       8,635
                                                        ----------- -----------
      Total investments................................   4,307,760   3,458,970
   Receivables:
    Dividends and interest income......................      14,086       4,476
    Receivables for investments sold...................       1,693       7,113
                                                        ----------- -----------
      Total assets.....................................   4,323,539   3,470,559
LIABILITIES:
   Payable for investments purchased...................       7,255      23,404
                                                        ----------- -----------
      Net investments..................................   4,316,284   3,447,155
                                                        =========== ===========
 Investments at cost: .................................  $3,210,823  $3,125,178
                                                        =========== ===========

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The BASSP's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

 BASSP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1995 and 1994.

  The Master Trust's investment activities for the year ended December 31 was as follows:

                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Investment Activities:
       Dividends on Bell Atlantic Corporation common
        shares:
        Non-ESOP shares................................ $    91,447 $   84,295
        ESOP shares....................................      25,979     29,825
       Other dividends.................................       7,498      7,138
       Interest Income Fund (BASP) income..............      34,804     33,650
       Interest Income Fund (BASSP) income.............      17,306     15,554
       Other interest..................................      15,489     13,597
       Net appreciation (depreciation) in value of in-
        vestments......................................     808,956   (405,143)
                                                        ----------- ----------
           Net investment activities................... $ 1,001,479   (221,084)
                                                        =========== ==========
     Allocated share of net investment activities:
       BASP............................................ $   600,602  $(117,020)
       BASSP...........................................     400,877   (104,064)

  The value per share of Bell Atlantic common stock increased from $49.75 at December 31, 1994 to $66.88 at December 31, 1995. This represents a 34.42% increase in the value per share. At December 31, 1995, approximately 43% of BASP assets and 63% of BASSP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 19, 1996, Bell Atlantic common stock closing prices have ranged from $59.50 to $74.38 per share.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The outstanding principal is payable in amounts ranging from 8.9% to 16.3% of the original amount ($304.3 million) from 1996 to 2000, respectively. The final payment will be made on January 1, 2000. The principal amounts under the notes are due as follows (in thousands):

            1996.................................... $ 32,974
            1997....................................   38,097
            1998....................................   43,713
            1999....................................   49,867
            2000....................................   27,114
                                                     --------
                                                     $191,765
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1995, the carrying amount and the estimated fair value of the notes payable were:

                                                          CARRYING      FAIR
                                                           AMOUNT       VALUE
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................    $306,080    $328,271
     BASSP..............................................     191,765     205,667
                                                         ----------- -----------
                                                            $497,845    $533,938
                                                         =========== ===========

6. TAX DETERMINATION

  On October 30, 1995, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                 1995
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial statements.............................       $1,451,379
     Amounts allocated to withdrawing participants.....           29,921
                                                              ----------
     Net assets available for benefits per the Form
      5500.............................................       $1,421,458
                                                              ==========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                   1994
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements........................................         $ 84,066
     Add: Amounts allocated to withdrawing participants
      at December 31, 1995..............................           29,921
     Less: Amounts allocated to withdrawing participants
      at December 31, 1994..............................            9,592
                                                                 --------
     Benefits paid to participants per the Form 5500....         $104,395
                                                                 ========

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          Bell Atlantic Savings and Security
                                           Plan
                                                (Non-Salaried Employees)

Date: April 29, 1996


                                          By         /s/ Ellen C. Wolf
                                            ---------------------------------
                                                       ELLEN C. WOLF
                                               (Member of the Bell Atlantic
                                               Corporate Employees' Benefits
                                                        Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                     DECEMBER 31, 1995
                                              ------------------------------------
                                               NUMBER OF
                                               SHARES OR
                                               PRINCIPAL                   FAIR
      NAME OF ISSUER AND TITLE OF ISSUE         AMOUNT           COST     VALUE
      ---------------------------------       -----------      -------- ----------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--
 98.2%.......................................  17,006,600 shs. $709,450 $1,137,316
Temporary Cash Investments--1.8%............. $    20,610        20,610     20,610
                                                               -------- ----------
      Total..................................                   730,060  1,157,926
                                                               -------- ----------
       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--
 98.5%.......................................  15,361,011 shs.  638,993  1,027,268
Temporary Cash Investments--1.5%............. $    16,054        16,054     16,054
                                                               -------- ----------
      Total..................................                   655,047  1,043,322
                                                               -------- ----------
                          GOVERNMENT MONEY MARKET FUND
Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund.      97,702        97,702     97,702
                                                               -------- ----------
      Total..................................                    97,702     97,702
                                                               -------- ----------
    INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and
 Commercial Banks--85.9%.....................
  American Int'l Life Assurance, 5.41%
   Maturing 6/28/96..........................       5,428         5,428      5,428
  American Int'l Life Assurance, 7.02%
   Maturing 10/1/99..........................       6,480         6,480      6,480
  American Int'l Life Assurance, 5.25%
   Maturing 4/1/98...........................       9,669         9,669      9,669
  American Int'l Life Assurance, 7.17%
   Maturing 1/4/2000.........................      18,841        18,841     18,841
  Continental Assurance, 8.75% Maturing
   4/1/96....................................      12,078        12,078     12,078
  Hartford Life Ins. Co., 6.78% Maturing
   7/1/97....................................       8,458         8,458      8,458
  John Hancock Mutual Life Ins. Co., 5.45%
   Maturing 4/1/96...........................      18,173        18,173     18,173
  John Hancock Mutual Life Ins. Co., 5.85%
   Maturing 6/30/98..........................      20,077        20,077     20,077
  John Hancock Mutual Life Ins. Co., 6.60%
   Maturing 10/1/99..........................      10,536        10,536     10,536
  ITT Hartford Life Ins. Co., 8.04% Maturing
   1/1/99....................................      23,642        23,642     23,642
  Metropolitan Life Ins. Co., 5.58% Maturing
   1/1/98....................................      13,209        13,209     13,209
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98....................................      36,674        36,674     36,674
  Metropolitan Life Ins. Co., 5.08% Maturing
   1/1/97....................................      22,078        22,078     22,078
  #MBL Life Assurance Corp., 3.5% to 5.0%
   Maturing 12/31/2004.......................       7,296         7,296      7,296
  New York Life 7.00% Maturing 7/1/99........      34,723        34,723     34,723
  New York Life 5.93% Maturing 3/31/98.......       4,528         4,528      4,528
  New York Life, 5.18% Maturing 7/1/98.......      20,541        20,541     20,541
  New York Life, 7.20% Maturing 1/1/2000.....      20,930        20,930     20,930
  New York Life, 7.98% Maturing 4/3/2000.....      19,238        19,238     19,238
  New York Life, Money Market Account........       5,658         5,658      5,658
  Principal Mutual Life Ins. Co., 5.10%
   Maturing 1/2/97...........................      13,049        13,049     13,049
  Principal Mutual Life Ins. Co., 5.90%
   Maturing 10/1/97..........................      27,391        27,391     27,391
  Principal Mutual Life Ins. Co., 7.84%
   Maturing 3/31/96..........................       7,358         7,358      7,358
  Principal Mutual Life Ins. Co., 7.38%
   Maturing 1/1/2000.........................       9,557         9,557      9,557
  Principal Mutual Life Ins. Co., 6.00%
   Maturing 7/1/98...........................      18,499        18,499     18,499
  Provident Nat'l Assurance, 5.12% Maturing
   1/2/97....................................      26,175        26,175     26,175

                                                                      SCHEDULE I

                                                            DECEMBER 31, 1995
                                                       ---------------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL            FAIR
          NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT     COST    VALUE
          ---------------------------------            --------- -------- --------
   INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES--
                                  (CONTINUED):
  Provident Nat'l Assurance, 4.59% Maturing 4/1/97....  $24,921  $ 24,921 $ 24,921
  The Prudential Ins. Co. of America, 9.06% Maturing
   4/1/96.............................................    9,939     9,939    9,939
  The Prudential Ins. Co. of America, 8.08% Maturing
   4/1/97.............................................   12,556    12,556   12,556
  The Prudential Ins. Co. of America, 5.91% Maturing
   7/1/98.............................................   14,721    14,721   14,721
  The Prudential Ins. Co. of America, 5.04% Maturing
   1/1/98.............................................    9,292     9,292    9,292
                                                                 -------- --------
                                                                  491,715  491,715
                                                                 -------- --------
  Temporary Cash Investments--14.1%
   BT Pyramid Government Securities Cash Fund.........   80,448    80,448   80,448
                                                                 -------- --------
      Total...........................................            572,163  572,163
                                                                 -------- --------

         INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN

+Contracts with Insurance Companies and Commercial Banks--86.4%
  American Int'l Life Assurance, 5.11% Maturing
   7/1/98.............................................    5,687     5,687    5,687
  American Int'l Life Assurance, 7.17%, Maturing
   1/4/2000...........................................    9,591     9,591    9,591
  American Int'l Life Assurance, 7.02% Maturing
   10/1/99............................................    6,531     6,531    6,531
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.............................................    4,594     4,594    4,594
  Continental Assurance, 8.75% Maturing 7/1/96........    3,720     3,720    3,720
  Hartford Ins. Co., 7.93%, Maturing 4/1/99...........   23,901    23,901   23,901
  John Hancock Mutual Life Ins. Co., 5.21% Maturing
   4/1/96.............................................    6,602     6,602    6,602
  John Hancock Mutual Life Ins. Co., 5.81% Maturing
   6/30/98............................................    9,708     9,708    9,708
  John Hancock Mutual Life Ins. Co., 6.57% Maturing
   10/1/99............................................    7,242     7,242    7,242
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98...   15,299    15,299   15,299
  Metropolitan Life Ins. Co., 5.04% Maturing 1/1/97...   11,554    11,554   11,554
  Metropolitan Life Ins. Co., 5.20% Maturing 7/1/98...    8,887     8,887    8,887
  New York Life, 7.28% Maturing 1/1/2000..............    6,019     6,019    6,019
  New York Life, 5.88% Maturing 9/30/97...............    8,162     8,162    8,162
  New York Life, 5.35% Maturing 7/1/96................    5,797     5,797    5,797
  New York Life, 5.05% Maturing 4/1/97................    4,848     4,848    4,848
  New York Life, 5.13% Maturing 7/1/98................    5,908     5,908    5,908
  New York Life, 6.75% Maturing 7/1/99................    7,419     7,419    7,419
  New York Life, 7.20% Maturing 10/1/99...............    7,064     7,064    7,064
  New York Life, 5.92% Maturing 1/1/99................    9,379     9,379    9,379
  Principal Mutual Life Ins. Co., 6.00% Maturing
   7/1/98.............................................    5,057     5,057    5,057
  Principal Mutual Life Ins. Co., 7.30% Maturing
   9/30/99............................................    5,502     5,502    5,502
  Principal Mutual Life Ins. Co., 5.90% Maturing
   10/1/97............................................   16,182    16,182   16,182
  Principal Mutual Life Ins. Co., 5.20% Maturing
   4/1/97.............................................    9,631     9,631    9,631
  Principal Mutual Life Ins. Co., 7.84% Maturing
   7/1/96.............................................    1,873     1,873    1,873
  Provident Nat'l Assurance, 4.62% Maturing 7/1/97....   13,376    13,376   13,376
  Provident Nat'l Assurance, 5.10% Maturing 4/1/97....    6,161     6,161    6,161
  The Prudential Ins. Co. of America, 6.78% Maturing
   1/1/99.............................................   11,303    11,303   11,303
  The Prudential Ins. Co. of America, 5.88% Maturing
   7/1/98.............................................    7,610     7,610    7,610
  The Prudential Ins. Co. of America, 8.10% Maturing
   7/1/96.............................................    8,745     8,745    8,745
                                                                 -------- --------
                                                                  253,352  253,352
                                                                 -------- --------
  Temporary Cash Investments--13.6%
   BT Pyramid Government Securities Cash Fund.........   39,980    39,980   39,980
                                                                 -------- --------
      Total...........................................            293,332  293,332
                                                                 -------- --------

                                                                      SCHEDULE I

                                                       DECEMBER 31, 1995
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL                FAIR
        NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT         COST    VALUE
        ---------------------------------          ----------      ------- -------
                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.8%
  Wells Fargo--U.S. Debt Index Fund...............  1,880,113 shs. $41,979 $43,134
  Wells Fargo--Daily U.S. Debt Market Fund........    386,205        4,895   5,222
                                                                   ------- -------
                                                                    46,874  48,356
                                                                   ------- -------
Temporary Cash Investments--0.2%
  BT Pyramid Government Securities Cash Fund...... $    2,164        2,164   2,164
                                                                   ------- -------
      Total.......................................                  49,038  50,520
                                                                   ------- -------

                             U.S. EQUITY INDEX FUND
Pooled Common Stock--95.2%
  *Mellon E.B. Russell 1000 Index Fund............    920,566 shs. 206,680 297,110
  Mellon E.B. Russell 2000 Index Fund.............    113,227       23,437  33,834
  E.B. Daily Opening Stock Index Fund.............     67,578        9,719  10,242
                                                                   ------- -------
                                                                   239,836 341,186
                                                                   ------- -------
Temporary Cash Investments--4.8%
  BT Pyramid Government Securities Cash Fund...... $   17,040       17,040  17,040
                                                                   ------- -------
      Total.......................................                 256,876 358,226
                                                                   ------- -------

                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--98.1%
  Wells Fargo--MSCI Equity Index Fund-HIK.........     27,617 shs.     328     343
  Wells Fargo--Europe Ex UK Equity Index Fund.....    177,885        2,036   2,129
  Wells Fargo--MSCI Equity Index Fund-Japan.......    164,989        1,513   1,600
  Wells Fargo--Pacific Ex Japan Equity Index Fund.     20,570          214     225
  Wells Fargo--EAFE GDP Index Fund A..............  4,815,656       63,743  66,491
                                                                   ------- -------
                                                                    67,834  70,788
                                                                   ------- -------
Temporary Cash Investments--1.9%
  BT Pyramid Government Securities Cash Fund...... $    1,334        1,334   1,334
                                                                   ------- -------
      Total.......................................                  69,168  72,122
                                                                   ------- -------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--7.58% to 10%........                  45,179  45,179
                                                                   ------- -------
      Total Loan Fund.............................                  45,179  45,179
                                                                   ------- -------
               LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Participant Loan Obligations--7.58% to 10%........                  33,634  33,634
                                                                   ------- -------
      Total Loan Fund.............................                  33,634  33,634
                                                                   ------- -------

ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--96.2%...  5,144,160 shs. 238,773 347,845
Temporary Cash Investments--3.8%.................. $   13,605       13,605  13,605
                                                                   ------- -------
      Total.......................................                 252,378 361,450
                                                                   ------- -------

                                                                     SCHEDULE I

                                                     DECEMBER 31, 1995
                                              ------------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL                    FAIR
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT           COST      VALUE
      ---------------------------------       ---------      ---------- ----------

     ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Bell Atlantic Corporation Common Shares--
 97.0%....................................... 3,222,909 shs. $  149,594 $  215,532
Temporary Cash Investments--3.0%............. $   6,652           6,652      6,652
                                                             ---------- ----------
      Total..................................                   156,246    222,184
                                                             ---------- ----------
      Grand Total............................                $3,210,823 $4,307,760
                                                             ---------- ----------

- --------
* Investment represents 5% or more of the net investments of the Master Trust. + Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1995, net of third party expenses and after the effect of cash flows, was 6.2% for the BASP and 6.1% for the BASSP. Each quarter a projected annualized interest rate is computed for the BASP and BASSP. The actual yield may vary from the projected interest rate depending upon the rates for new contracts that have been added to the Funds, actual interest earned, payment performance of contract issuers, the timing of cash flows into and out of the Funds, and the timing of the investment of those cash flows.
# MBL Life Assurance Corporation is the successor to Mutual Benefit Life
  Insurance Company which was placed under a rehabilitation plan in 1993. The contract interest rate will vary based upon the performance of the underlying investments.

Percentages represent percentage of total investments of each fund.